Exhibit 10.01
SALES COMPENSATION PLAN
SALES COMPENSATION PLAN FOR VICE PRESIDENT OF WORLDWIDE SALES
FOR FISCAL YEAR 2008
     The current Vice President of Worldwide Sales (the VP of Worldwide Sales) of Silicon Image, Inc. will receive a cash payment based on the percentage of achievement of the quota goal for the fiscal year ending December 31, 2008, as set forth in the table below.

Percent	Amount of	Percent of
Achievement of	Cash Incentive	Incentive Target
Planned Revenue	Payment	Amount
70%	$101,920	70.00%
75%	$109,200	75.00%
80%	$116,480	80.00%
85%	$123,760	85.00%
90%	$131,040	90.00%
95%	$138,320	95.00%
100%	$145,600	100.00%
101%	$160,100	109.96%
102%	$179,600	123.35%
103%	$204,100	140.18%
104%	$233,600	160.44%
105%	$268,100	184.13%
106%	$307,600	211.26%
107%	$352,100	241.83%
108%	$401,600	275.82%
109%	$456,100	313.26%
110%	$515,600	354.12%
111%	$580,100	398.42%
112%	$649,600	446.15%
113%	$724,100	497.32%
114%	$803,600	551.92%
115%	$888,100	609.96%
116%	$977,600	671.43%
117%	$1,072,100	736.33%
118%	$1,171,600	804.67%
119%	$1,276,100	876.44%
120%	$1,385,600	951.65%
     No amounts are payable if the VP of Worldwide Sales achieves less than seventy percent (70%) of his quota goal. A cash incentive payment in the amount of $101,920 is payable to the VP of Worldwide Sales upon achievement of seventy percent (70%) of his quota goal. An incremental cash incentive payment is payable to the VP of Worldwide Sales in the amount of $1,456 for each incremental percentage point of his quota goal achieved between seventy percent (70%) and one hundred percent (100%). Thereafter, an incremental cash incentive payment is payable in the amount of $14,500 for each incremental percentage point of his quota goal achieved between one hundred percent (100%) and one hundred one percent (101%). An incremental cash incentive payment is payable in the amount of $5,000 for each incremental percentage point of his quota goal achieved over one hundred seven percent (101%). The amount of cash incentive payment payable under this Plan is not capped. Actual amounts between the percentage point shown in the table above will be calculated on pro-rata basis.